Exhibit 10.5

SERVICING SUPPLEMENT

to the

AMENDED AND RESTATED SERVICING AGREEMENT

dated as of December 1, 2006

among

FORD MOTOR CREDIT COMPANY LLC,
 as Servicer for the Collateral Specified Interests

and the 20__-_ Reference Pool and as Lender,

CAB EAST HOLDINGS, LLC,
CAB WEST HOLDINGS CORPORATION, and
FCALM HOLDINGS CORPORATION,
as Holders of the Collateral Specified Interest Certificates

and

HTD LEASING LLC,
as Collateral Agent

Dated as of _________, 20__

i

Section 7.2.	Third-Party Beneficiaries of the Servicing Agreement and this Servicing Supplement	14
Section 7.3.	No Petition	14
Section 7.4.	GOVERNING LAW	15
Section 7.5.	Submission to Jurisdiction	15
Section 7.6.	WAIVER OF JURY TRIAL	15
Section 7.7.	Severability	15
Section 7.8.	Headings	15
Section 7.9.	Conflict with Servicing Agreement	15
Section 7.10.	Counterparts	15

Exhibit A	Schedule of Collateral Leases and Collateral Leased Vehicles in 20__-_	EA-1
Reference Pool
Exhibit B	Form of Monthly Investor Report	EB-1

ii

SERVICING SUPPLEMENT, dated as of _________, 20__ (this “Servicing Supplement”), to the Amended and Restated Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”), among (i) FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company (“Ford Credit”), as servicer for the Collateral Specified Interests and the 20__-_ Reference Pool (in such capacity, the “Servicer”) and as Lender under the Credit and Security Agreement (in such capacity, the “Lender”), (ii) CAB EAST HOLDINGS, LLC, a Delaware limited liability company, CAB WEST HOLDINGS CORPORATION, a Delaware corporation and FCALM HOLDINGS CORPORATION, a Delaware corporation (together, the “Holding Companies” and each, a “Holding Company”), as Holders of the Collateral Specified Interest Certificates and (iii) HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

Section 2.3 of the Servicing Agreement provides that in connection with the issuance of an Exchange Note under the Credit and Security Agreement (as defined below) and the Exchange Note Supplement (as defined below), the Servicer, the Lender, the Collateral Agent and each Holding Company may enter into a supplement to the Servicing Agreement setting forth the specific rights and duties of the Servicer and the other agreements and undertakings for the administration and servicing of the 20__-_ Reference Pool and the 20__-_ Exchange Note.

The Series 20__-_ Exchange Note will be issued and the 20__-_ Reference Pool will be designated, each under the Credit and Security Agreement and the Exchange Note Supplement.

The parties wish to enter into this Servicing Supplement to set forth the additional duties required of the Servicer for the 20__-_ Reference Pool and the 20__-_ Exchange Note.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                    Usage and Definitions.  Capitalized terms used but not otherwise defined in this Servicing Supplement are defined in Appendix 1 to the Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of _________, 20__ (the “Exchange Note Supplement”), among CAB East LLC (“CAB East”), as a Borrower, CAB West LLC (“CAB West”), as a Borrower, and FCALM, LLC (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, the Collateral Agent, and Ford Credit, as Lender and Servicer.  Capitalized terms used but not otherwise defined in this Servicing Supplement or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer, or, if not defined in Appendix A, are defined in the related Titling Company Agreement.  Appendix 1 and Appendix A also contain rules of usage applicable to this Servicing Supplement and are incorporated by reference into this Servicing Supplement.

ARTICLE II
DESIGNATION

Section 2.1.                    Designation.  The parties designate the Collateral Leases and Collateral Leased Vehicles listed on Exhibit A to be the “20__-_ Reference Pool” and each Collateral Lease and Collateral Leased Vehicle included in the 20__-_ Reference Pool to be a “Lease” and a “Leased Vehicle,” respectively.

ARTICLE III
THE SERVICER

Section 3.1.                    Appointment of Servicer.  Each party acknowledges and agrees that the Servicer under the Servicing Agreement will also act as Servicer under this Servicing Supplement of the 20__-_ Reference Pool and the 20__-_ Exchange Note and will also act as agent of any Holding Company, as Holder of the related Collateral Specified Interest Certificate in the management and control of the Leases and Leased Vehicles and for all other purposes set forth in this Servicing Supplement and the Servicing Agreement.  Ford Credit accepts those appointments.

Section 3.2.                    Representations of the Servicer.  The Servicer has made the representations set forth in Section 3.2 of the Servicing Agreement on which the Lender, the Holding Companies and the Collateral Agent have relied, and the 20__-_ Exchange Noteholder, in acquiring the 20__-_ Exchange Note, will rely.  Those representations are remade as of the Exchange Note Issuance Date and will survive the sale, transfer, assignment and conveyance of the 20__-_ Exchange Note to the 20__-_ Exchange Noteholder, the Depositor and the Issuer and the pledge of the 20__-_ Exchange Note to the Indenture Trustee under the Indenture.  The Servicer additionally represents and warrants to the Depositor and the Issuer as of the date of this Servicing Supplement that no selection procedures believed to be adverse to the 20__-_ Exchange Noteholder have been utilized in selecting the Leases and Leased Vehicles included in the 20__-_ Reference Pool from other leases and leased vehicles that meet the criteria specified in Section 3.3.

Section 3.3.                    Representations and Warranties About the Leases and the Leased Vehicles.  The Servicer represents and warrants to the Depositor and the Issuer as of the date of this Servicing Supplement and the 20__-_ Closing Date (except as otherwise specified), which representations and warranties (i) the 20__-_ Exchange Noteholder, the Depositor and the Issuer have relied on in acquiring the 20__-_ Exchange Note and (ii) will survive the sale of the 20__-_ Exchange Note to the 20__-_ Exchange Noteholder, the Depositor and the Issuer and the pledge of the 20__-_ Exchange Note to the Indenture Trustee under the Indenture:

(a)                               New Vehicle.  Each Leased Vehicle was a new car, light truck or utility vehicle at the beginning of the related Lease; provided, that a Leased Vehicle that has never been titled and has not been driven more than 6,000 miles will be deemed to be a new vehicle for purposes of this representation and warranty.

(b)                              Certificate of Title.  Each Leased Vehicle was titled in accordance with the related Titling Company Agreement and in a manner acceptable to the relevant Governmental Authority, or the Servicer has commenced procedures that will result in that title.

(c)                               Security Interest in Lease and Leased Vehicle.  The Collateral Agent has a security interest in each Lease and Leased Vehicle which was validly created and is a perfected, first priority security interest, and is noted as lienholder on the certificate of title for each Leased Vehicle, or the Servicer has commenced procedures that will result in the perfection of a first priority security interest in the related Leased Vehicle, including by notation of the lien on the certificate of title.

(d)                             Interest in Lease and Leased Vehicle.  Each Lease was entered into by a Dealer located in the United States, as lessor, and a Lessee with a garaging location in an Eligible State, as lessee, and all of the Dealer’s right, title and interest in the Lease and the related Leased Vehicle was validly assigned to a Titling Company qualified to hold the Leased Vehicle.

(e)                               Origination of Leases.  Each Lease was originated by a Dealer in the ordinary course of its business and has been fully executed by the parties to the Lease and at the time of its origination, substantially complied with the Servicer’s Credit and Collection Policy.

(f)                                Total Payments.  Each Lease (other than an Advance Payment Plan Lease) provides for Total Payments that include Base Payments.

(g)                              Compliance with Law.  Each Lease complied in all material respects at the time it was originated, and as of the date of this Servicing Supplement will comply in all material respects, with all requirements of federal, State and local laws.

(h)                              Consents, Licenses, Approvals and Authorizations.  All material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Dealer that originated a Lease or the related Titling Company in connection with (i) the origination of the Lease, (ii) the execution, delivery and performance by the Dealer of the Lease and (iii) the acquisition and ownership by the related Titling Company of the Lease and the related Leased Vehicle, had been duly obtained, effected or given and were in full force and effect as of the date of origination or acquisition and remained in full force and effect.

(i)                                  Binding Obligation.  Each Lease is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Leased Vehicle and represents the legal, valid and binding payment obligation of the related Lessee, enforceable in all material respects by the holder of the Lease, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

(j)                                  No Government Lessee.  No Lease is an obligation of the United States or any State or local government or from any agency, department, or instrumentality or political subdivision of the United States or any State or local government.

(k)                              No Commercial Lease.  No Lease is a commercial lease contract, master lease contract or fleet vehicle lease contract; provided, that no Lease that is a retail lease contract will breach this representation solely because the related Lessee is a commercial lessee or the Leased Vehicle will be used for commercial purposes.

(l)                                  Leases in Force.  As of the Cutoff Date, no Lease (i) is a Terminating Lease or a Closed Lease or (ii) has been satisfied, subordinated, rescinded, cancelled or terminated, in whole or in part.

(m)                          No Waiver or Amendments.  No material provision of a Lease (other than the assessment of a security deposit or a Payment Extension Fee or the payment of any other amount that, on collection, would constitute an Additional Amount, or a default relating to failure by the related Lessee to pay any such amount) has been affirmatively waived or amended, except amendments and modifications that are contained in the Lease Files.

(n)                              No Extensions.  As of the Cutoff Date, no extensions other than Payment Extensions not exceeding three months in the aggregate under any Lease have been granted.

(o)                              No Defenses.  To the Servicer’s knowledge, no right of rescission, setoff, counterclaim or defense has been asserted or threatened for any Lease.

(p)                              No Delinquency or Default.  Except for payments that are not more than 30 days delinquent as of the Cutoff Date, no payment defaults (determined in accordance with the Credit and Collection Policy) exist.

(q)                              Insurance.  Each Lease requires the lessee to obtain physical damage and liability insurance covering the related Leased Vehicle.

(r)                                 Title.  The applicable Titling Company has good title, or the Servicer has commenced procedures that will result in good title, to each Lease and each Leased Vehicle, free and clear of any Liens other than Permitted Liens.

(s)                                Valid Assignment.  No Lease was originated in, or is subject to the laws of, any jurisdiction under which the sale and assignment of the Lease or the related Leased Vehicle to the Titling Company would be unlawful, void, or voidable.  Each Lease is fully assignable and no Dealer has entered into any agreement with any Lessee that prohibits, restricts or conditions the assignment of any portion of a Lease.

(t)                                 Chattel Paper.  Each Lease constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of Section 9-102(a) of the UCC and there is only one original authenticated copy of each.

(u)                              Maturity of Leases.  Each Lease has an original Scheduled Lease End Date of no greater than 48 months from its Lease Date.

(v)                              Peace of Mind.  No Lease that is an Advance Payment Plan Lease has been identified by the Servicer as qualifying for the benefits of its “Peace of Mind” program for Lessees who were at least 62 years of age at Lease inception and who die during the term of the related Lease.

(w)                          No Bankruptcy Proceeding.  As of the Cutoff Date, the Servicer has not received actual notice that the Lessee on any Lease is a debtor in a bankruptcy proceeding.

(x)                              No Allocation to Other Specified Interest.  No Lease or Leased Vehicle has been allocated to any Specified Interest other than a Collateral Specified Interest.

(y)                              Valid Security Interest.  The Collateral Agent has a valid security interest, or the Servicer has commenced procedures that will result in a valid security interest, in the Collateral Leases and the Collateral Leased Vehicles and all proceeds thereof.

(z)                               Information about Leases.  The information on the schedule of Collateral Leases and Collateral Leased Vehicles attached as Exhibit A is true and correct in all material respects as of the Cutoff Date.

Section 3.4.                    Liability of the Servicer; Indemnities.

(a)                               The Servicer will indemnify, defend and hold harmless each Titling Company, the Holders of the Collateral Specified Interest Certificates, the Administrative Agent, the Collateral Agent, the Lender, the Indenture Trustee and the 20__-_ Exchange Noteholder (each, for this Section 3.4(a), an “Indemnified Person”) in accordance with Section 3.3 of the Servicing Agreement as well as from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of the Servicer’s willful misconduct, bad faith or negligence.

(b)                              The Servicer will indemnify, defend and hold harmless the Issuer, the Collateral Agent, the Administrative Agent, the Owner Trustee and the Indenture Trustee, as applicable, and their respective officers, directors, employees and agents (each, for this Section 3.4(b), an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the Servicer of the trusts and duties contained in this Servicing Supplement, except to the extent that the cost, expense, loss, damage, claim or liability:  (i) is due to the willful misconduct, bad faith or negligence of the Indemnified Person, (ii) in the case of the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement or (iii) in the case of the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations and warranties set forth in the Indenture.

(c)                               In addition to the Indemnified Parties included in the Servicing Agreement, the Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee as “Indemnified Parties” under Sections 3.3(b), (c) and (d) of the Servicing Agreement.

Section 3.5.                    Purchase on Breach.

(a)                               Deposit of Administrative Reallocation Amount.

(i)                                  If a Responsible Person of the Servicer has actual knowledge, or receives notice from the 20__-_ Exchange Noteholder or the Indenture Trustee, of a breach of (A) a representation or warranty set forth in Section 3.3 of this Servicing Supplement, (B) the covenant set forth in Section 3.8(b) of the Servicing Agreement, (C) the covenant set forth in Section 3.6 of this Servicing Supplement or (D) the covenant set forth in Section 6.7 of the Servicing Agreement, in each case, that materially and adversely affects any Lease and Leased Vehicle, the Servicer will deposit in the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount of each such Lease and Leased

Vehicle as of the last day of the second Collection Period following the Collection Period in which the Servicer obtained actual knowledge, or was notified, of the breach (or, at the Servicer’s option, the end of the first Collection Period following the Collection Period in which the Servicer obtained actual knowledge, or was notified, of the breach) unless, by that last day the breach has been cured in all material respects.

(ii)                              The Servicer may deposit in the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount of any Lease and Leased Vehicle if the Servicer determines, in its sole discretion, that, as a result of a receivables systems error or receivables systems limitation or for any other reason, the Servicer is unable to service the Lease and Leased Vehicle in accordance with the Servicing Agreement or this Servicing Supplement.  The Servicer will deposit in the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount of any Lease (and with the related Leased Vehicle) that is an Advance Payment Plan Lease if the Servicer determines that the Lease qualifies for the benefit of its “Peace of Mind” program.

(iii)                          So long as Ford Credit remains the Servicer, the Servicer will deposit in the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount of any Lease and Leased Vehicle if the Servicer is notified that the Leased Vehicle is no longer owned by a Titling Company.

(iv)                          The Servicer will deposit the Administrative Reallocation Amount of any Lease and related Leased Vehicle that the Servicer is removing from the 20__-_ Reference Pool in accordance with this Section 3.5(a) in the Exchange Note Collection Account on the Business Day preceding the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period during which the purchase occurs.

(b)                              Reallocation Sole Remedy for Breach.  Except as provided in Section 3.3, the sole remedy of the Collateral Agent, the 20__-_ Exchange Noteholder, the Indenture Trustee and the holders of the Notes for a breach of the representations and warranties contained in Section 3.3 is as set forth in Section 3.5(a).

(c)                               Reallocation of Purchased Leases and Leased Vehicles.  On the deposit of the Administrative Reallocation Amount for any Lease and Leased Vehicle under Section 3.5(a), the Lease and Leased Vehicle will be reallocated to the Revolving Facility Pool at the direction of the Servicer and will no longer be included in the 20__-_ Reference Pool.

Section 3.6.                    Collection of Payments.  The Servicer may grant extensions, waivers, rebates, modifications or adjustments on to any Collateral Lease, except that if, after the Cutoff Date, the Servicer (a) modifies the amount of the Base Payment due on any Lease or (b) grants a Payment Extension or Term Extension that extends any Lease past the Final Scheduled Payment Date for the most junior Class of Notes, the Servicer will reallocate the Lease and the related Leased Vehicle to the Revolving Facility Pool in accordance with Section 3.5, except, in either case, to the extent that any such modification is required by law or court order.

Section 3.7.                    Servicer May Own Exchange Note and Notes.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of the 20__-_ Exchange Note and/or the Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the Servicing Agreement, this Servicing Supplement, the Credit and Security Agreement and the Indenture.  Except as set forth in the Servicing Agreement, this Servicing Supplement or in the other 20__-_ Basic Documents, Notes so owned by or pledged to the Servicer or the Affiliate will have an equal and proportionate benefit under the Servicing Agreement and this Servicing Supplement.

Section 3.8.                    Fees and Expenses.

(a)                               Reference Pool Servicing Fee.

(i)                                  The “Reference Pool Servicing Fee” will, for a Collection Period, be an amount equal to the sum of (A) the product of: (1) one-twelfth of 1.00%; times (2) the Pool Balance as of the last day of the preceding Collection Period (or the Cutoff Date for the first month) plus (B) the portion of the Reference Pool Servicing Fee for the immediately preceding Collection Period, if any, that was not paid on the related Payment Date.

(ii)                              The Reference Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the Reference Pool Servicing Fee will be limited in recourse to, the Collections and other amounts applied to the payment of that fee under the Exchange Note Supplement.

(b)                              Investment Earnings.  As provided in Section 4.2, the Servicer will be entitled to receive investment earnings on funds in the Bank Accounts as additional compensation for the performance of its duties under this Servicing Supplement, and losses, if any, and investment expenses resulting from the investment of funds in the Bank Accounts will be charged to the Servicer.

(c)                               Additional Amounts.  As additional compensation for the performance of its duties under the Servicing Agreement and this Servicing Supplement and as reimbursement for expenses incurred in connection with its performance, the Servicer will be entitled to retain for its own account all Additional Amounts (or to withdraw and retain any Additional Amounts that nevertheless have been deposited in the Exchange Note Collection Account).  All Additional Amounts are the property of the Servicer.

Section 3.9.                    Termination.  This Servicing Supplement will be terminated in the event that the Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Holding Companies at any time following the payment in full of the 20__-_ Exchange Note; provided, that the rights and obligations of the parties to this Servicing Supplement under Section 3.4 will survive any such termination.

ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.1.                    Bank Accounts

(a)                               Establishment of Bank Accounts.  On or before the Exchange Note Issuance Date, the Servicer will establish four segregated trust accounts, each in the name of the Indenture Trustee at a Qualified Institution or a Qualified Trust Institution, to be designated as:

(i)                    “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20__-_” that will be designated as the “Exchange Note Collection Account;”

(ii)                “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20__-_” that will be designated as the “Collection Account;”

(iii)            “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20__-_” that will be designated as the “Principal Payment Account;” and

(iv)            “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20__-_” that will be designated as the “Reserve Account.”

Initially, the Exchange Note Collection Account will be account number ______, the Collection Account will be account number ______, the Principal Payment Account will be account number ______ and the Reserve Account will be account number ______ and each will include any successor or replacement accounts.

(b)                              Control of the Bank Accounts.  Each of the Bank Accounts for the 20__-_ Reference Pool will be under the sole dominion and control of the Indenture Trustee, as secured party for the benefit of the 20__-_ Secured Parties, so long as the Bank Accounts remain subject to the Lien of the Indenture; provided, that, (i) following the payment in full of the Notes and the release of the Bank Accounts from the Lien of the Indenture, the Exchange Note Collection Account will be under the sole dominion and control of the Collateral Agent and (ii) following the payment in full of the 20__-_ Exchange Note, the Exchange Note Collection Account will be under the sole dominion and control of the Borrowers.  However, the Servicer may make deposits to or request the Indenture Trustee (or, after the Note Balance of the Notes has been reduced to zero, the Collateral Agent, and following the payment in full of the 20__-_ Exchange Note, the Borrowers) to make deposits to or withdrawals from the Exchange Note Collection Account in accordance with the Exchange Note Supplement, the Credit and Security Agreement, the Servicing Agreement and this Servicing Supplement.  All monies deposited in the Exchange Note Collection Account under the Exchange Note Supplement, the Credit and Security Agreement, the Servicing Agreement or this Servicing Supplement will be held (i) until the Note Balance of the Notes has been reduced to zero and the Bank Accounts have been released from the Lien under the Indenture, by the Indenture Trustee, (ii) until the payment in full of the 20__-_ Exchange Note, by the Collateral Agent and (iii) following the payment in full of the 20__-_ Exchange Note, by or on behalf of the Borrowers, and in each case will be applied only on the terms and conditions of the 20__-_ Basic Documents, as applicable.  The authority of the Servicer to make deposits to the

Bank Accounts is revocable at any time (i) by the Indenture Trustee until the Note Balance of the Notes has been reduced to zero, (ii) then, by the Collateral Agent until the payment in full of the 20__-_ Exchange Note and (iii) then, by the Borrowers.

(c)        Agreement with Depository Institution.  The Bank Accounts will only be established at a Qualified Institution or Qualified Trust Institution that complies with the requirements set forth in Section 5.2(d) of the Servicing Agreement.

Section 4.2.     Deposits and Payments.

(a)        If Ford Credit’s short term unsecured debt is rated at least “F1” or better by Fitch and “A-1” or better by Standard & Poor’s (this rating requirement, the “Monthly Remittance Required Ratings”), Ford Credit may remit 20__-_ Collections on the Business Day preceding each Payment Date, or with satisfaction of the Rating Agency Condition, on each Payment Date.

(b)        If Ford Credit’s short term unsecured debt is not rated at least equal to the Monthly Remittance Required Ratings or a Servicer Event of Default occurs, the Servicer will remit to the Exchange Note Collection Account:

(i)         on the Exchange Note Issuance Date, an amount equal to the sum of (A) the Cutoff Date Payahead Amount and (B) all Active Lease Proceeds, Terminating Lease Proceeds and Closed Lease Proceeds (in each case excluding Recoveries) that are Posted during the period from and including the Cutoff Date to and including the second Business Day preceding the 20__-_ Closing Date;

(ii)        following the Exchange Note Issuance Date, an amount equal to all Active Lease Proceeds, Terminating Lease Proceeds and Closed Lease Proceeds (in each case excluding Recoveries) within two Business Days after the Posting Date for those amounts (including any such amounts Posted on the Business Day preceding the Exchange Note Issuance Date and on the Exchange Note Issuance Date); and

(iii)       all Administrative Reallocation Amounts, Active Lease Advances, Payment Extension Fees and Recoveries received in any Collection Period no later than the Business Day preceding the following Payment Date or, with satisfaction of the Rating Agency Condition, the following Payment Date.

(c)        Pending deposit in the Exchange Note Collection Account, the Servicer is not required to segregate 20__-_ Collections or Payaheads from its own funds.

(d)       So long as Ford Credit remains the Servicer, Ford Credit, as Servicer, may make the deposits required by Section 4.2(a) net of:

(i)         Reference Pool Servicing Fees to be distributed under Section 3.8(a) to the Servicer for that Collection Period; and

(ii)        Advance Reimbursement Amounts that the Servicer is permitted to retain under Section 4.3(b).

Section 4.3.     Advances.

(a)        Advances by the Servicer.  The Servicer will make an advance for each Active Lease other than an Advance Payment Plan Lease and each Collection Period if, for the Lease and the Collection Period, the scheduled Base Payment exceeds the sum of (A) Active Lease Proceeds (which may be positive or negative) plus (B) the Payahead Draw, by depositing the amount of the excess (equal to the Active Lease Advance) in the Exchange Note Collection Account on the Business Day preceding the Payment Date immediately following the Collection Period or, with satisfaction of the Rating Agency Condition, on that Payment Date.  However, the Servicer will be required to make Active Lease Advances only to the extent that the Servicer, in its sole discretion, determines that the advances will be recoverable from subsequent 20__-_ Collections (whether relating to the Lease and Leased Vehicle or any other Lease or Leased Vehicle) in the manner described in Section 4.3(b).

(b)        Reimbursement for Outstanding Advances.  During each Collection Period, the Servicer will be reimbursed for any outstanding Advance Balance of a Lease for the preceding Collection Period (or, for the first Collection Period, as of the Cutoff Date) by retaining the following amounts in the following order of priority (the amount so due on any Lease and any Collection Period, the “Advance Reimbursement Amount”):

(i)         first, if the Lease is an Active Lease during the Collection Period, an amount equal to the lesser of (A) the sum of (1) Active Lease Proceeds, plus (2) the Administrative Reallocation Amount (if any), minus (3) the scheduled Base Payment, in each case for the Lease and the Collection Period and (B) the Advance Balance;

(ii)        second, if the Lease is a Terminating Lease or a Closed Lease during the Collection Period, an amount equal to the lesser of (A) the sum of (1) the Terminating Lease Proceeds, plus (2) the Closed Lease Proceeds, plus (3) the Administrative Reallocation Amount (if any), in each case for the Lease and the Collection Period and (B) the Advance Balance; and

(iii)       third, on and after the Collection Period that includes the Closed Date for the Lease, an amount equal to the lesser of:

(A)                          the sum of all Active Lease Proceeds, Terminating Lease Proceeds, Closed Lease Proceeds and Administrative Reallocation Amounts (in each case not relating to the Lease) for the Collection Period; and

(B)                           the excess, if any, of (1) the Advance Balance over (2) the amount retained by the Servicer under Section 4.3(b)(ii) for the current Collection Period.

The Servicer may instruct the Indenture Trustee, for so long as the Notes are Outstanding, and then, the Collateral Agent, to withdraw from the Exchange Note Collection Account and pay to the Servicer any amounts that the Servicer is entitled to retain under this Section 4.3(b) to the extent those amounts have been deposited in the Exchange Note Collection Account.  The Indenture Trustee or the Collateral Agent, as applicable, may, but is not required to, request from the Servicer reasonable documentation (which may be provided by reference to the Servicer’s books and records) in connection with any such withdrawal instruction.

Section 4.4.     Repayment of Advances.  If a successor Servicer is appointed under the Servicing Agreement, the predecessor Servicer will be entitled to receive reimbursement for the Advance Balances outstanding on the date of termination of the predecessor Servicer in the manner specified in Section 4.3(b).  Any Advance Reimbursement Amount for any Lease will be applied (a) first to the Advance Balances outstanding on the date of termination of the predecessor Servicer and (b) second, to the remaining portion, if any, of the Advance Balances.

Section 4.5.     Trust Distribution Account.  The Depositor may cause the Owner Trustee to establish and maintain a segregated trust account in the name “U.S. Bank Trust National Association as Owner Trustee,” that is designated as the “Trust Distribution Account” and will promptly notify the Owner Trustee and the Indenture Trustee after the establishment of the Trust Distribution Account.  The Trust Distribution Account will be under the sole dominion and control of the Owner Trustee, except that the Indenture Trustee may make deposits to the Trust Distribution Account in accordance with the 20__-_ Basic Documents.  All deposits to and withdrawals from the Trust Distribution Account will be made in accordance with the Indenture and the Trust Agreement.

Section 4.6.     Reserve Deposits and Withdrawals.

(a)        On the 20__-_ Closing Date, the Depositor will deposit, or cause to be deposited, the Required Reserve Amount in the Reserve Account from the net proceeds of the sale of the Notes.

(b)        At least two Business Days before each Payment Date, the Servicer will calculate the Reserve Account Draw Amount for that Payment Date and will instruct the Indenture Trustee to withdraw such amount from the Reserve Account and apply it in accordance with Section 5.1 of the Exchange Note Supplement.

(c)        At least two Business Days before each Payment Date, the Servicer will instruct the Indenture Trustee (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments required to be made on that Payment Date under Section 5.1 of the Exchange Note Supplement and Section 8.2 of the Indenture.

ARTICLE V
TERMINATION

Section 5.1.     Clean-Up Call.

(a)        If the Note Balance is equal to or less than 5% of the initial aggregate Note Balance on the last day of any Collection Period, the Servicer has the option to purchase the 20__-_ Exchange Note in whole but not in part.  The Servicer may exercise its option to purchase the 20__-_ Exchange Note by (i) notifying the Collateral Agent, the Borrowers, the Owner Trustee, the Administrative Agent, the Indenture Trustee and the Rating Agencies at least ten days prior to the Payment Date related to the Collection Period (which Payment Date will be the Exchange Note Purchase Date) and (ii) depositing in the Exchange Note Collection Account an amount equal to the Exchange Note Purchase Price in immediately available funds by 10:00 a.m. (New York City time) on the Business Day preceding the Exchange Note Purchase Date (or, with satisfaction of the Rating Agency Condition, on the Exchange Note Purchase Date).  Notwithstanding the foregoing, the Servicer will not be permitted to purchase the 20__-_ Exchange Note unless the Exchange Note Purchase Price, together with amounts in the Collection Account, is greater than or equal to the sum of (A) the Note Redemption Price for the Notes and (B) all fees and expenses of the Issuer, including all amounts due to the Indenture Trustee under the Indenture.

(b)        For so long as the Servicer and the Lender under the Credit and Security Agreement are the same entity, on purchase of the 20__-_ Exchange Note by the Servicer under Section 5.1(a), the Servicer may, by notice to the Borrowers, the Lender, the Collateral Agent and the Administrative Agent, request that the 20__-_ Exchange Note be cancelled and the Leases and related Leased Vehicles be reallocated to the Revolving Facility Pool.

ARTICLE VI
REPORTS AND NOTICES

Section 6.1.     Monthly Investor Reports.  At least two Business Days before each Payment Date, the Servicer will deliver to the Owner Trustee, the Indenture Trustee, the Note Paying Agent, the Depositor and, if requested, the Rating Agencies, a servicing report substantially in the form of Exhibit B (the “Monthly Investor Report”) for the preceding Collection Period and that Payment Date.  A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.

Section 6.2.     Notices and Certificates Received by or Delivered by the Servicer Under the Servicing Agreement.  The Servicer will deliver any notice or certificate received by it or delivered by it under the Servicing Agreement to the Owner Trustee and the Indenture Trustee within five Business Days of receipt or delivery by the Servicer.

Section 6.3.     Notice of Servicer Event of Default.  The Servicer will notify the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency of any Facility Servicer Event of Default or Exchange Note Servicer Event of Default or any event that with the giving of notice or lapse of time, or both, would become a Facility Servicer Event of Default or Exchange Note Servicer Event of Default, no later than five Business Days after a Responsible Person of the Servicer obtains actual knowledge of the event.

Section 6.4.     Annual Statement of Compliance.  To the extent required by Regulation AB, the Servicer will deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency within 90 days after the end of each year beginning with the year after the 20__-_ Closing Date, an Officer’s Certificate, dated as of December 31 of the preceding year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer’s activities during the preceding year (or, in the case of the first certificate, the portion of the preceding year since the 20__-_ Closing Date) and of its performance under this Agreement has been made under the Responsible Person’s supervision and (ii) to the Responsible Person’s knowledge, based on the review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout the preceding year (or applicable portion of the preceding year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each failure known to the Responsible Person and the nature and status of the failure.  The Officer’s Certificate referred to in this Section 6.4 is deemed to be the Officer’s Certificate required under Section 9.3 of the Servicing Agreement.  A copy of the Officer’s Certificate referred to in this Section 6.4 may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.5.     Compliance with Obligations under Sarbanes-Oxley Act.  If directed by the Indenture Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer under the Sarbanes-Oxley Act of 2002.

Section 6.6.     Report on Assessment of Compliance with Servicing Criteria and Attestation.  The Servicer will:

(i)     deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency, a report, dated as of December 31 of the preceding year, on its assessment of compliance with the minimum servicing criteria during the preceding year, including disclosure of any identified material instance of non-compliance identified by the Servicer, as specified by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; and

(ii)    cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria for the prior  year.  The attestation report will be addressed to the board of directors of the Servicer and the Servicer will deliver copies to the Issuer, the Owner Trustee, the Depositor and the Indenture Trustee.  The attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  The firm may render other services to the Servicer, the Depositor or Ford Credit, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 6.6 will be delivered within 90 days after the end of each year, beginning in the year after the 20__-_ Closing Date.  A copy of the reports referred to in this Section 6.6 may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.7.     Delivery of Tax Related Information.  To the extent required by law, the Servicer will deliver to the Owner Trustee for distribution to the holder of the Residual Interest information for the preparation of the holder’s federal and State income tax returns.

Section 6.8.     Termination of Reporting Obligation.  The Servicer’s obligation to deliver or cause the delivery of reports under this Article VI, other than tax reports under Section 6.7, will terminate on the payment in full of the Notes, including by redemption in whole as contemplated by Section 10.1 of the Indenture.

Section 6.9.     Authorized Persons of Servicer.  On or prior to the 20__-_ Closing Date, the Servicer will provide notice to the Indenture Trustee and the Owner Trustee specifying (a) each Person who will be authorized to provide instructions and directions to the Indenture Trustee and the Owner Trustee on behalf of the Servicer and (b) each Person who is a Responsible Person of the Servicer, which Persons may be changed from time to time by notice to the Indenture Trustee and the Owner Trustee.

Section 6.10.   Execution of Securities and Exchange Commission Filings.  To the extent permitted by law, the Servicer is authorized to execute and, at the request of the Issuer (or the Administrator on its behalf), will execute, on behalf of the Issuer, any Securities and Exchange Commission filings required to be filed by the Issuer under Section 7.3 of the Indenture.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Amendments.

(a)        This Servicing Supplement may be amended in accordance with Section 10.1 of the Servicing Agreement; provided, however, that the Indenture Trustee will provide or withhold consent to any proposed amendment to this Servicing Supplement or the Servicing Agreement that materially affects the rights or obligations of the Servicer of the Collateral Specified Interests and the 20__-_ Reference Pool, only as directed by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.

(b)        Promptly on the execution of any such amendment, (i) the Servicer will deliver a copy of the amendment to the Indenture Trustee and each of the Rating Agencies and (ii) the Indenture Trustee will notify each holder of a Note of the substance of the amendment.

Section 7.2.     Third-Party Beneficiaries of the Servicing Agreement and this Servicing Supplement.  The Servicing Agreement and this Servicing Supplement will inure to the benefit of and be binding on the parties to this Servicing Supplement and their assigns (including the Holders of the Collateral Specified Interest Certificates as assignees of the Holding Companies) as well as any 20__-_ Exchange Noteholder, the Owner Trustee and the Indenture Trustee.

Section 7.3.     No Petition.  Each party to this Servicing Supplement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received on any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law and agrees it will not file, cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified

Interest Certificates during the same period.  This Section 7.3 will survive the termination of this Servicing Supplement.

Section 7.4.     GOVERNING LAW.  THIS SERVICING SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 7.5.     Submission to Jurisdiction.  Each party to this Servicing Supplement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Servicing Supplement or the transactions contemplated by this Servicing Supplement or by the other 20__-_ Basic Documents.  Each party to this Servicing Supplement irrevocably waives, to the fullest extent it may do so, any objection that it may have now or after the date of this Servicing Supplement to the laying of the venue of any legal proceedings arising out of or relating to this Servicing Supplement or the transactions contemplated by this Servicing Supplement or by the other 20__-_ Basic Documents brought in one of those courts and any claim that one of those courts is an inconvenient forum.

Section 7.6.     WAIVER OF JURY TRIAL.  EACH PARTY TO THIS SERVICING SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICING SUPPLEMENT, THE INDENTURE OR ANY OTHER 20__-_ BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SERVICING SUPPLEMENT, THE INDENTURE OR ANY OTHER 20__-_ BASIC DOCUMENT.

Section 7.7.     Severability.  If any one or more of the covenants, agreements, provisions or terms of this Servicing Supplement is held invalid, illegal or unenforceable, then those covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Supplement and will in no way affect the validity, legality or enforceability of the other provisions of this Servicing Supplement.

Section 7.8.     Headings.  The various headings in this Servicing Supplement are included for convenience only and will not affect the meaning or interpretation of any provision of this Servicing Supplement.

Section 7.9.     Conflict with Servicing Agreement.  In the event of any conflict between this Servicing Supplement (or any portion thereof) and the Servicing Agreement, this Servicing Supplement will prevail.

Section 7.10.   Counterparts.  This Servicing Supplement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Servicer for the Collateral Specified Interests and the 20__-_ Reference Pool and as Lender

By:
Name:
Title:

CAB EAST HOLDINGS, LLC,
acting for its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

CAB WEST HOLDINGS CORPORATION,
acting for its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

[Signature Page to Servicing Supplement]

FCALM HOLDINGS CORPORATION,
acting for its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

HTD LEASING LLC,
as Collateral Agent

By:
Name:
Title:

AGREED AND ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Titling Company Registrar with respect to each of the Titling Companies, on behalf of the Titling Companies

By:
Name:
Title:

[Signature Page to Servicing Supplement]

AGREED AND ACCEPTED FOR
PURPOSES OF SECTION 7.1(a) BY:

FORD CREDIT AUTO LEASE TRUST 20__-_

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Lease Trust 20__-_

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to the Servicing Supplement]

Exhibit A

Schedule of Collateral Leases and Collateral Leased Vehicles in 20__-_ Reference Pool

(On File with Collateral Agent)

EA-1

Exhibit B

Form Of Monthly Investor Report

EB-1